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                                                                EXHIBIT e(7)(b)

                                AMENDMENT NO. 1
                         MASTER DISTRIBUTION AGREEMENT
                                (CLASS B SHARES)

         The Master Distribution Agreement (the "Agreement"), dated February 28, 1997, by and between AIM Funds Group, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "SCHEDULE A
                                       TO
                         MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM FUNDS GROUP


CLASS B SHARES

AIM Balanced Fund
AIM Global Utilities Fund
AIM Select Growth Fund
AIM High Yield Fund
AIM Income Fund
AIM Intermediate Government Fund
AIM Money Market Fund
AIM Municipal Bond Fund
AIM Value Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated: May 1, 1998


                                            AIM FUNDS GROUP


Attest: /s/ SAMUEL D. SIRKO                 By: /s/ ROBERT H. GRAHAM
       ----------------------------------      --------------------------------
       Assistant Secretary                     President


(SEAL)
                                            A I M DISTRIBUTORS, INC.


Attest: /s/ SAMUEL D. SIRKO                 By: /s/ MICHAEL J. CEMO
       ----------------------------------      --------------------------------
       Assistant Secretary                     President


(SEAL)